EXHIBIT A(5)(b1)

Aviation Riders

                                AVIATION RIDER

Risks Not Covered -- This policy does not cover death or disability resulting from injuries sustained as a result of riding in, or descent with or from an aircraft if:

 . the deceased was pilot, co-pilot, or crew member; or . the aircraft was operated for aviation training or testing.

The amount payable under this policy in the event of death as a result of a risk not covered will be the greater of:

 . the total premiums paid for this policy (without interest) less any withdrawals and dividends credited; or

 .  the cash surrender value of this policy.

We will deduct any existing debt on this policy from the amount payable. We will add the cash value of any paid-up additions and dividends accumulated at interest to the amount payable. However, we will not pay more than we would have paid in the absence of this rider.

General Conditions -- This rider is part of the policy to which it is attached. This rider becomes effective on the policy date unless otherwise specified.


                  Signed for Pacific Life & Annuity Company,

          /s/ WILLIAM L. FERRIS                       /s/ AUDREY L. MILFS
    -------------------------------------           -----------------------
    President and Chief Executive Officer                  Secretary


R84-AM
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                                AVIATION RIDER

 Risks Not Covered -- This policy does not cover death or disability resulting from injuries sustained as a result of riding in, or descent with or from an aircraft if:

 . the deceased was pilot, co-pilot, or crew member; or . the aircraft was operated for aviation training or testing; or . the aircraft was operated by or for the armed forces of any country or organization.

The amount payable under this policy in the event of death as a result of a risk not covered will be the greater of:

 .  the total premiums paid for this policy (without interest) less any withdrawals and dividends credited; or
 .  an amount equal to the cash surrender value of this policy.

We will deduct any existing debt on this policy from the amount payable. We will add the cash value of any paid-up additions and dividends accumulated at interest to the amount payable. However, we will not pay more than we would have paid in the absence of this rider.

General Conditions -- This rider is part of the policy to which it is attached. This rider becomes effective on the policy date unless otherwise specified.


                  Signed for Pacific Life & Annuity Company,

          /s/ WILLIAM L. FERRIS                       /s/ AUDREY L. MILFS
    -------------------------------------           -----------------------
    President and Chief Executive Officer                  Secretary


R84-A
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                                AVIATION RIDER


Risks Not Covered -- This policy does not cover death or disability resulting from injuries sustained as a result of riding in, or descent with or from an aircraft unless:

 . the deceased was a fare-paying passenger; and . the aircraft was being operated by a duly licensed passenger carrier on a regular schedule on its established route.

The amount payable under this policy in the event of death as a result of a risk not covered will be the greater of:

 . the total premiums paid for this policy (without interest) less any withdrawals and dividends credited; or

 .  the cash surrender value of this policy.

We will deduct any existing debt on this policy from the amount payable. We will add the cash value of any paid-up additions and dividends accumulated at interest to the amount payable. However, we will not pay more than we would have paid in the absence of this rider.

General Conditions -- This rider is part of the policy to which it is attached. This rider becomes effective on the policy date unless otherwise specified.


                  Signed for Pacific Life & Annuity Company,

          /s/ WILLIAM L. FERRIS                       /s/ AUDREY L. MILFS
    -------------------------------------           -----------------------
    President and Chief Executive Officer                  Secretary


R84-AT